UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-2
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THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-2

PRUDENTIAL RETIREMENT SERVICES
30 SCRANTON OFFICE PARK
SCRANTON, PA 18507-1789

SUPPLEMENTARY PROXY MATERIALS

SPECIAL MEETING OF PERSONS HAVING VOTING RIGHTS
JULY 18, 2008

On May 27 2008, the Account began mailing to contractholders / participants a proxy statement (Proxy Statement) in connection with a solicitation of proxies by, and on behalf of the Committee of the Prudential Variable Contract Account-2 (the Account) to be used at the Special Meeting of Persons Having Voting Rights (and any adjournments thereof) to be held on July 18, 2008 at 10:00 a.m. Eastern Time at the offices of Prudential Investments LLC, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102. The Proxy Statement solicited proxies in connection with a proposal to elect twelve nominees as Committee Members for the Account (the Proposal).

In these supplementary proxy materials (the Supplement), we discuss an important change to the Proposal.

After the Proxy Statement was mailed, one of the nominees for election as Committee Member, Clay T. Whitehead, announced his intention to resign from serving as a director or trustee for any of the mutual funds which comprise the Prudential mutual fund complex effective as of July 1, 2008. Mr. Whitehead similarly announced that he would withdraw his name from consideration for election as a Member of the Account's Committee.

In consideration of Mr. Whitehead's decision, the Committee of the Account met on June 9, 2008, nominated Stephen P. Munn for election to the Committee, and approved the substitution of Mr. Munn for Mr. Whitehead in the Proxy Statement. Mr. Whitehead is not an "interested person" of the Account or Prudential under the federal securities laws, and therefore, was nominated for election as an "Independent" Committee Member and Mr. Munn is similarly not an "interested person" of either the Account or Prudential and has been nominated for election as an "Independent" Committee Member.

All references and information contained in the Proxy Statement and the accompanying proxy card(s) pertaining to Mr. Whitehead are hereby deleted and appropriate references and information to Mr. Munn are hereby substituted in both the Proxy Statement and the proxy card(s). All other information contained in both the Proxy Statement and the proxy card(s) is unchanged.

Specific information with respect to Mr. Munn is set forth below.

The business experience and address of Mr. Munn, his age, as well as information regarding his service on the boards of other mutual funds in the Prudential mutual fund complex, appears below:

PROPOSED INDEPENDENT COMMITTEE MEMBER NOMINEE

Name, Address* and Age	Position(s) Held with the Account	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Nominee for Committee Member	Other Directorships** Held by Nominee for Committee Member
Stephen P. Munn (66)	None	—	Lead Director (since 2007) and formerly Chairman (1993-2007) of Carlisle Companies Incorporated (manufacturer of industrial products).	None	None

*  Unless otherwise indicated, the address of each nominee is c/o Prudential Investments LLC, Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102.

**  This column includes only directorships of companies required to register, or file reports with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (that is, "public companies") or other investment companies registered under the 1940 Act.

The following table sets forth the dollar range of the investment of Mr. Munn in the Account as of December 31, 2007. The table also includes the aggregate dollar range of securities held by Mr. Munn in all funds in the Prudential fund complex overseen by Mr. Munn as of December 31, 2007.

NOMINEE SHARE OWNERSHIP TABLE — INDEPENDENT COMMITTEE MEMBER

Name of Nominee	Dollar Range of Investment in Account	Aggregate Dollar Range of Securities in all Registered Investment Companies Overseen by Nominee in Family of Investment Companies
Stephen P. Munn	None	None

Neither Mr. Munn, or any member of his or her immediate family, owned beneficially or of record any securities in an investment adviser or principal underwriter of the Account or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Account as of June 9, 2008.

Mr. Munn did not receive any compensation from the Account or any of the funds in the Prudential mutual fund complex for the year ended December 31, 2007.

Voting Information

A contractholder / participant may change his/her voting instructions at any time prior to, or at the Meeting. Accordingly, if a contractholder / participant has already submitted a voting card, he/she may submit a new voting card. If a contractholder / participant has submitted a voting card prior to receiving this Supplement, and chooses not to submit a new voting card, their vote(s) will be cast as indicated on the voting card, except that no vote will be cast for Mr. Whitehead.